Exhibit 1.1

DELEK LOGISTIC PARTNERS, LP

8,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[—], 2012

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                          Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Delek Logistics Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Barclays Capital Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partnership interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 8,000,000 additional Common Units. The aforesaid 8,000,000 Common Units (the “Firm Units”) to be purchased by the Underwriters and all or any part of the 1,200,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are herein called collectively, the “Units.”

The Partnership and the Underwriters agree that up to 8,000,000 Firm Units to be purchased by the Underwriters (the “Reserved Units”) shall be reserved for sale by the Underwriters to certain persons designated by the Partnership (the “Invitees”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Partnership determined, without any direct or indirect participation by the Underwriters, the Invitees who will be offered the Reserved Units to be sold by the Underwriters. To the extent that such Reserved Units are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Units may be offered to the public as part of the public offering contemplated hereby.

It is understood and agreed to by all parties hereto that the Partnership was formed by Delek US Holdings, Inc., a Delaware corporation (“Delek”), to own, operate and acquire crude oil and refined products logistics and marketing assets that are currently owned and operated directly or indirectly by Delek (the “Delek Logistics LP Business”), as described more particularly in the most recent preliminary prospectus (as defined below).

It is further understood and agreed to by all parties that as of the date hereof:

(a) Delek directly owns a 100% membership interest in Delek Logistics GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (the “General Partner”);

(b) Delek directly owns a 98.0% limited partner interest in the Partnership;

(c) The Partnership directly owns a 100% membership interest in Delek Logistics Operating, LLC, a Delaware limited liability company (the “OLLC”);

(d) Delek directly owns 100% of the capital stock of Lion Oil Company, an Arkansas corporation (“Lion Oil”);

(e) Lion Oil directly owns 100% of the membership interests in each of El Dorado Pipeline LLC, an [Arkansas] limited liability company (“El Dorado LLC”), Magnolia Pipeline LLC, an [Arkansas] limited liability company (“Magnolia LLC”) and [SALA Gathering Systems LLC], a Texas limited liability company (“SALA Gathering LLC’);

(f) Delek directly owns 100% of the capital stock of Delek Marketing & Supply, LLC, a Delaware corporation (“Delek Marketing”);

(g) Delek Marketing directly owns a 99.0% limited partner interest in Delek Marketing & Supply, LP, a Delaware limited partnership (“Marketing LP”), and a 100% membership interest in Delek Marketing GP, LLC, a Delaware limited liability company and the sole general partner of Marketing LP with a 1.0% general partner interest in Marketing LP (“Marketing GP LLC”);

(h) Marketing LP directly owns a 100% membership interest in Delek Crude Logistics, LLC, a Texas limited liability company (“Crude Logistics”);

(i) Crude Logistics directly owns a 100% membership interest in Delek Marketing – Big Sandy, LLC, a Texas limited liability company (“Big Sandy”); and

(j) Delek directly owns a 100% membership interest in Paline Pipeline Company, LLC, a Texas limited liability company (“Paline LLC”).

It is further understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or immediately prior to the Closing Time (as defined below):

(a) Delek, the General Partner, the Partnership, Lion Oil and Delek Marketing will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Contribution Agreement”) pursuant to which:

(i) Delek will contribute 100% of its interests in Paline LLC to the General Partner;

(ii) the General Partner will contribute to the Partnership 100% of its interests in Paline LLC in exchange for (A) [—] general partner units representing a continuation of its 2.0% general partner interest in the Partnership (the “General Partner Units”), (B) all of the incentive distribution rights (the “IDRs”) of the Partnership and (C) a $[—] million distribution from the Partnership at the Closing Time;

(iii) Lion Oil will contribute two light products terminals, located in Memphis, Tennessee and Nashville, Tennessee, respectively (the “Memphis and Nashville terminals”), and 100% of its interests in each of SALA Gathering LLC, El Dorado LLC and Magnolia LLC to the Partnership in exchange for (A) [—] subordinated units, each representing a limited partner interest in the Partnership (the “Subordinated Units”), representing an aggregate [—]% limited partner interest in the Partnership and (B) [—] Common Units representing an aggregate [—]% limited partner interest in the Partnership (the Common Units and Subordinated Units referred to in (A) and (B) of this subclause (iii) are collectively referred to as the “Lion Oil Units”); and

(iv) Delek Marketing will contribute 100% of its interests in Marketing LP and Marketing GP LLC to the Partnership in exchange for (A) [—] Subordinated Units representing an aggregate [—]% limited partner interest in the Partnership, (B) [—] Common Units representing an aggregate [—]% limited partner interest in the Partnership (the Common Units and Subordinated Units referred to in (A) and (B) of this subclause (iv) are collectively referred to as the “Delek Marketing Units” and, together with the Lion Oil Units, the “Sponsor Units”); (C) a $[—] million distribution from the Partnership at the Closing Time, and (D) the Deferred Issuance and Distribution (as defined in the Partnership Agreement).

The assets contributed to the Partnership as contemplated in subsections (i) through (iv) above are collectively referred to herein as the “Partnership Contribution Assets.”

(b) The Partnership will contribute the Memphis and Nashville terminals and 100% of its interests in each of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, Marketing GP LLC and Marketing LP to the OLLC;

(c) The Partnership, the OLLC, Marketing GP LLC, Marketing LP, Crude Logistics, Big Sandy, Magnolia LLC, El Dorado LLC, SALA Gathering LLC, and Paline LLC, as co-borrowers, will enter into a revolving credit agreement with Fifth Third Bank, as administrative agent, and the lenders party thereto, substantially in the form filed as an exhibit to the Registration Statement (the “Credit Agreement”);

(d) The General Partner, the Partnership, the OLLC, Delek, Delek Refining, Ltd., a Texas limited partnership and a subsidiary of Delek (“Delek Refining”), Lion Oil, Crude Logistics, Big Sandy, Paline LLC, SALA Gathering LLC, El Dorado LLC, Magnolia LLC will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), which addresses the provision by Delek and certain of its affiliates of personnel and general and administrative services to the Partnership and certain indemnification matters;

(e) Delek Logistics Services Company, a Delaware corporation (“Delek Services”), the Partnership and the General Partner will enter into an operation and management services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Operation and Management Services Agreement”), which addresses the provision by Delek Services of operational and management services to the General Partner and certain subsidiaries of the Partnership;

(f) Delek Refining and Marketing LP will enter into a marketing agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Marketing Agreement”), under which Marketing LP will agree to market 100% of the output of Delek’s Tyler refinery (other than jet fuel and petroleum coke);

(g) Delek Refining and Crude Logistics will enter into a pipelines and tankage agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Pipelines and Tankage Agreement”), under which Crude Logistics will provide crude oil transportation and storage services to Delek Refining;

(h) Lion Oil and the OLLC, and J. Aron & Company, a New York general partnership (“J. Aron”) (for the limited purposes set forth therein), will enter into a terminalling services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Terminalling Services Agreement–Memphis Terminal”), under which the OLLC will provide Lion Oil the exclusive use of the Memphis terminal;

(i) Delek Refining and Big Sandy will enter into a terminalling services agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Terminalling Services Agreement–Big Sandy Terminal”), under which Big Sandy will provide Delek Refining the exclusive use of the Big Sandy terminal;

(j) Lion Oil, the Partnership, SALA Gathering LLC, El Dorado LLC and Magnolia LLC, and J. Aron (for the limited purposes set forth therein), will enter into a pipelines and storage facilities agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Pipelines and Storage Facilities Agreement”), under which the Partnership, SALA Gathering LLC, El Dorado LLC and Magnolia LLC will provide transportation and storage services for the El Dorado refinery;

(k) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated, and the net proceeds thereof will be delivered to the Partnership;

(l) The Partnership will use the net proceeds received from Offering as provided in the “Use of Proceeds” section of the Registration Statement;

(m) [The OLLC] will borrow $90.0 million under the Credit Agreement and distribute it to the Partnership to fund the Partnership’s distribution of $90.0 million to Delek Marketing. Delek Marketing will then lend the $90.0 million to Delek pursuant to an intercompany note (the “Delek Note”); and

(n) Delek Marketing will guarantee the $90.0 million borrowing under the Credit Agreement and will pledge the Delek Note to the creditors under the Credit Agreement.

The transactions contemplated in subsections (a) through (n) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Agreement, the Credit Agreement, the Omnibus Agreement, the Operation and Management Services Agreement, the Marketing Agreement, the Pipelines and Tankage Agreement, the Terminalling Services Agreement-Memphis Terminal, the Terminalling Services Agreement-Big Sandy Terminal and the Pipelines and Storage Facilities Agreement.

Delek, the Partnership, the General Partner, Lion Oil and Delek Marketing are hereinafter referred to as the “Delek Parties.” Paline LLC, SALA Gathering LLC, El Dorado

LLC, Magnolia LLC, Marketing GP LLC, Marketing LP, Crude Logistics and Big Sandy are collectively called the “Operating Subsidiaries.” The General Partner, the Partnership, the OLLC and the Operating Subsidiaries are collectively called the “Partnership Entities,” and, together with the Delek Parties and Delek Refining, the “Delek Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-182631), including the related preliminary prospectus, covering the registration of the sale of the Units under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the Effective Date, and each prospectus that omitted the Rule 430A Information that was used after Effective Date and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Units, is herein called the “Prospectus.” For purposes of this Agreement, unless otherwise specified, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [—:00 p.m./a.m.], New York City time, on [INSERT DATE].

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and listed on Schedule B-2, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and listed on Schedule B-2 and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as specified on Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act Regulations.

The Delek Parties understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Delek Parties. The Delek Parties, jointly and severally, represent and warrant to each Underwriter, and agree with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Delek Parties’ knowledge, threatened by the Commission. The Partnership has complied with each request (if any) from the Commission for additional information.

The Registration Statement complied, and any amendments thereto filed after the date hereof will comply, at the time it became effective, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The most recent preliminary prospectus conformed, and the Prospectus will conform, at the time each was or will be filed with the Commission, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement, nor any amendment thereto filed after the date hereof, at its effective time, at the Closing Time or at any Date of Delivery, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, (C) any Bona Fide Electronic Road Show or (D) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its issue date, at the Closing Time and at any Date of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus, any individual Written Testing-the-Waters Communication, or the Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information furnished by the Underwriters for inclusion in the Registration Statement, the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus or any Written Testing-the-Waters Communication consists of [the information on the cover page of the Prospectus regarding delivery of the Units, the list of Underwriters and their respective participation in the sale of the Units, the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the last paragraph under the heading “Underwriting–New York Stock Exchange Listing,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution”] in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Partnership has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(iv) Projections. Each of the statements made by the Partnership in the Registration Statement and the General Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the 1933 Act, including (but not limited to) any statements with respect to projections or results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(v) Eligible Issuer. At the time of filing the Registration Statement and at the Applicable Time, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(vi) Emerging Growth Company. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters

Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vii) Testing-the-Waters Communications. The Partnership (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications.

(viii) Good Standing. Each of the Delek Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with all requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased at the Closing Time and each Date of Delivery and conduct its business as currently conducted or as to be conducted at the Closing Time and each Date of Delivery, in each case as described in the General Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Time and each Date of Delivery will be, duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Time and each Date of Delivery will require, such qualification, except where the failure to be so qualified or registered would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, business prospects or properties of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(ix) Authority of the General Partner. The General Partner has, and, at the Closing Time and each Date of Delivery, will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus.

(x) Ownership of General Partner. At the Closing Time and each Date of Delivery, Delek will own all of the issued and outstanding membership interests of the General Partner; all of such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Time, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and with the exception of [the pledge of membership interests as collateral under the Second Amended and Restated Credit Agreement dated as of December 10, 2009 between MAPCO Express, Inc. as borrower, Fifth Third Bank as arranger and administrative agent, Bank Leumi USA as co-administrative agent, SunTrust Bank as syndication agent and the lenders from time to time parties thereto, as amended (the “Delek US Holdings Credit Agreement”),] restrictions on transferability in the GP LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Delek will own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(xi) Ownership of GP Interest. The General Partner is, and at the Closing Time and each Date of Delivery, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, such interest being represented by the General Partner Units;

such General Partner Units will be duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended and/or restated at or prior to the Closing Time, the “Partnership Agreement”); and the General Partner owns such General Partner Units free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus or contained in the Delek US Holdings Credit Agreement).

(xii) Ownership of Sponsor Units and IDRs. Assuming no purchase by the Underwriters of the Option Units, at the Closing Time and each Date of Delivery, after giving effect to the Transactions, Lion Oil will own the Lion Oil Units, Delek Marketing will own the Delek Marketing Units and the General Partner will own 100% of the IDRs; all of such Sponsor Units and IDRs and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); [with the exception of Liens arising under Delek US Holdings Credit Agreement], restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Lion Oil will own the Lion Oil Units, Delek Marketing will own the Delek Marketing Units and the General Partner will own the IDRs, in each case free and clear of all Liens.

(xiii) Ownership of the OLLC. At the Closing Time and each Date of Delivery, the Partnership will own all of the issued and outstanding membership interests of the OLLC; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC (as the same may be amended or restated at or prior to the Closing Time, the “OLLC LLC Agreement”), and will be fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and [with the exception of Liens arising under the Credit Agreement,] restrictions on transferability in the OLLC LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership will own such membership interests free and clear of all Liens.

(xiv) Ownership of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, and Marketing GP LLC. At the Closing Time and each Date of Delivery, after giving effect to the Transactions, the OLLC will own all of the issued and outstanding membership interests of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, and Marketing GP LLC; such membership interests will be duly authorized and validly issued in accordance with the respective limited liability company agreements of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC and Marketing GP LLC (as the same may be amended or restated at or prior to the Closing Time, collectively, the “Operating Subsidiary LLC Agreements”) and will be fully paid (to the extent required by the respective Operating Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by (A) Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, in the case of Marketing GP LLC, (B) the Small Business Entity Tax Pass Through Act (the “Arkansas LLC Act”) in the case of El Dorado LLC and Magnolia LLC and (C) the Texas Limited Liability Company Act (the “Texas LLC Act”) in the case of SALA Gathering LLC and Paline LLC); and, with the exception of [Liens arising under the Credit Agreement,] restrictions on transferability in the respective Operating Subsidiary LLC Agreements or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the OLLC will own such membership interests free and clear of all Liens.

(xv) Ownership of Marketing LP. At the Closing Time and each Date of Delivery, after giving effect to the Transactions, the OLLC will own all of the issued and outstanding limited partner interests of Marketing LP; such limited partner interests will be duly authorized and validly issued in accordance with the agreement of limited partnership of Marketing LP (as the same may be amended or restated at or prior to the Closing Time, the “Marketing LP Partnership Agreement”), and will be fully paid (to the extent required under the Marketing LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, with the exception of [Liens arising under the Credit Agreement,] restrictions on transferability in the Marketing LP Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the OLLC will own such limited partner interests free and clear of all Liens.

(xvi) Ownership of Marketing LP GP Interest. Marketing GP LLC is, and at the Closing Time and each Date of Delivery, will be, the sole general partner of Marketing LP with a 1.0% general partner interest in Marketing LP; such general partner interest has been duly authorized and validly issued in accordance with the Marketing LP Partnership Agreement; and, with the exception of [Liens arising under the Credit Agreement,] restrictions on transferability contained in the Marketing LP Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Marketing GP LLC will own such general partner interest free and clear of all Liens.

(xvii) Ownership of Crude Logistics. At the Closing Time and each Date of Delivery, after giving effect to the Transactions, Marketing LP will own all of the issued and outstanding membership interests of Crude Logistics; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Crude Logistics (the “Crude Logistics LLC Agreement”) and will be fully paid (to the extent required under the Crude Logistics LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and, with the exception of [Liens arising under the Credit Agreement,] restrictions on transferability in the Crude Logistics LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Marketing LP owns such membership interests free and clear of all Liens.

(xviii) Ownership of Big Sandy. At the Closing Time and each Date of Delivery, after giving effect to the Transactions, Crude Logistics will own all of the issued and outstanding membership interests of Big Sandy; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Big Sandy (the “Big Sandy LLC Agreement”) and are fully paid (to the extent required under the Big Sandy LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Texas LLC Act); and, with the exception of [Liens arising under the Credit Agreement,] restrictions on transferability in the Big Sandy LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, Crude Logistics owns such membership interests free and clear of all Liens. The Partnership Agreement, the GP LLC Agreement, the OLLC LLC Agreement, the Operating Subsidiary LLC Agreements, the Marketing LP Partnership Agreement, the Crude Logistics LLC Agreement, the Big Sandy LLC Agreement and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”

(xix) Authorization of Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein on the Closing Date and each Date of Delivery, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xx) Outstanding Partnership Interests. At the Closing Time, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of [—] Common Units, [—] Subordinated Units, [—] General Partner Units and the IDRs. Assuming no purchase by the Underwriters of the Option Units, other than (i) the Sponsor Units and (ii) the IDRs, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Time and each Date of Delivery.

(xxi) No Other Equity Ownership. Other than its ownership of the General Partner Units and the IDRs, the General Partner will not, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the OLLC, (ii) the OLLC’s ownership of a 100% membership interest in each of SALA Gathering LLC, Big Sandy, Crude Logistics, El Dorado LLC, Magnolia LLC, Paline LLC and Marketing GP LLC, and (iii) the OLLC’s ownership of all the limited partner interests of Marketing LP, none of the Partnership, the OLLC or the Operating Subsidiaries will, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(xxii) No Preemptive or Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(xxiii) Authorization of Transactions. Each of the Delek Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and (ii) the Sponsor Units and IDRs, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At the Closing Time and each Date of Delivery, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Delek Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the IDRs, the execution and delivery by the Delek Parties of the Transaction Agreements to which they are a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transactions Agreements, shall have been validly taken.

(xxiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Delek Parties.

(xxv) Operative Agreements. At the Closing Time, after giving effect to the Transactions, each of the Operative Agreements will have been duly authorized, executed and delivered by the Delek Entities party thereto, and assuming due authorization by the other parties thereto (other than a Delek Entity), will be a valid and legally binding agreement of such Delek Entities, enforceable against such Delek Entities in accordance with its terms; provided, that, with respect to each agreement described in this Section 1(xxiv), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxvi) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements and supporting schedules of the Partnership, the predecessor to the Partnership, Paline LLC and the Contributed Lion Oil Assets included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to such entities as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(xxvii) Financial Statements; Non-GAAP Financial Measures. The historical combined financial statements of the predecessor to the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position, results of operations and cash flows of the predecessor to the Partnership at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma combined financial statements of the Partnership and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial information set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial information set forth under the caption “Selected Historical and Pro Forma Combined Financial and Operating Data” in the Registration Statement, the General Disclosure Package and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(xxviii) No Material Adverse Change. Since the date of the most recent audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Contribution Assets have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect on or prevent or materially hinder or delay the performance of this Agreement or the consummation of any of the Transactions. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (in each case excluding any amendments or supplements thereto made after execution of this Agreement), (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Contribution Assets.

(xxix) Description of the Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Units and the IDRs, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform, in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxx) Absence of Violations and Defaults. None of the Delek Entities is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument relating to the Partnership Contribution Assets to which any of the Delek Entities is a party or by which any of them or any of their respective properties may be bound (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Delek Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (D) in violation, breach or default of the Operative Agreements.

(xxxi) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Delek Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Delek Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any Agreement and Instrument, (C) violates or will violate any order of any

Governmental Entity or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens arising under the Credit Agreement) except, in the case of clauses (B), (C) and (D), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Delek Entities to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents.

(xxxii) Absence of Labor Dispute. Except as would not reasonably be expected to have a Material Adverse Effect, no labor dispute with the employees of any of the Delek Entities who are engaged in the Delek Logistics LP Business exists or, to the knowledge of the Delek Parties, is imminent.

(xxxiii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Delek Parties, threatened or contemplated, against any of the Delek Entities, which would reasonably be expected to have a Material Adverse Effect, or which could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein (including the Transactions).

(xxxiv) Accuracy of Exhibits. There are no franchises, contracts or documents which are required by the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(xxxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Delek Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein (including the Transactions), except (A) such as have been already obtained or will be obtained prior to the Closing Time, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Units were offered and (C) for any such filing, authorization, approval, consent, license, order, registration, qualification or decree that if not obtained, would not be reasonably be expected to have a Material Adverse Effect or prevent or materially hinder or delay the performance of this Agreement or the consummation of any of the Transactions.

(xxxvi) Possession of Licenses and Permits. At the Closing Time, after giving effect to the Transactions, the Delek Entities will possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the Delek Logistics LP Business, except [for Governmental Licenses relating to the Memphis and Nashville terminals and where the failure so to possess would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. At the Closing Time, the Delek Entities will be in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. At the Closing

Time, all of the Governmental Licenses will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. None of the Delek Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xxxvii) Title to Property. Following consummation of the Transactions, at the Closing Time and each Date of Delivery, the Partnership Entities will have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Partnership Entities, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) arise under the Credit Agreement or (C) do not, singly or in the aggregate, interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the Delek Logistics LP Business, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities has any written notice of any material claim that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxviii) Rights-of-Way. At the Closing Time and each Date of Delivery, after giving effect to the Transactions, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; the Partnership Entities have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not be reasonably expected to have a Material Adverse Effect.

(xxxix) Possession of Intellectual Property. The Delek Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the Delek Logistics LP Business, and none of the Delek Parties has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Delek Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xl) Certain Relationship and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and is not so described.

(xli) ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Delek Parties are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Delek Party would have any liability, excluding any reportable event for which a waiver could apply; (iii) neither the Partnership nor any member of the Delek Parties has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any Delek Party would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Delek Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Delek Party has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any Delek Party could reasonably be expected to be liable.

(xlii) Environmental Laws. To the extent applicable to the Delek Logistics LP Business or the Partnership Contribution Assets, and except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, (A) none of the Delek Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Delek Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Delek Entities and (D) to the knowledge of the Delek Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Delek Entities relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Delek Parties periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Delek Parties have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xliii) Accounting Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and none of the Partnership Entities are aware of any material weakness in their internal accounting controls.

(xliv) Disclosure Controls. The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(xlv) Compliance with the Sarbanes-Oxley Act. The Partnership Entities have taken all necessary actions to ensure that, upon the Effective Date, they will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Partnership Entities are required to comply as of the Effective Date.

(xlvi) Contribution Agreement. The Contribution Agreement is in a form legally sufficient to transfer or convey to the Partnership Entities thereunder all of the right, title and interest of the transferor stated therein and to the ownership interests, assets and rights purported to be transferred thereby, as described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described in the Contribution Agreement. Upon execution and delivery of the Contribution Agreement, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma combined financial statements of the Partnership.

(xlvii) Payment of Taxes. All United States federal income tax returns of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Partnership Entities have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Partnership Entities, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Partnership Entities.

(xlviii) Insurance. At the Closing Time, the Partnership Entities will carry or otherwise be entitled to the benefits of insurance relating to the Delek Logistics LP Business, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance will be in full force and effect. The Delek Parties have no reason to believe that any of the Partnership Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the Delek Logistics LP Business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xlix) Subsidiary Distributions. At the Closing Time and any Date of Delivery, after giving effect to the Transactions, no direct or indirect subsidiary of the Partnership will be prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus [or arising under the Credit Agreement or the Delek US Holdings Credit Agreement].

(l) Investment Company Act. None of the Partnership Entities is now, or immediately following the sale of the Units to be sold by the Partnership pursuant to this Agreement and application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(li) Absence of Manipulation. None of the Delek Entities has taken, nor will any Delek Entity take, directly or indirectly, any action which is designed, or would be reasonably likely, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(lii) Foreign Corrupt Practices Act. None of the Partnership Parties or, to the knowledge of the Delek Parties, any director, officer, agent, employee or affiliate of any of the Partnership Parties has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Delek Entities, to the knowledge of the Delek Parties, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(liii) Money Laundering Laws. The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any Partnership Party with respect to the Money Laundering Laws is pending or, to the knowledge of the Delek Parties, threatened.

(liv) OFAC. None of the Delek Entities or, to the knowledge of the Delek Parties, any director, officer, agent, employee, affiliate or representative of any Delek Party is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Delek Party located, organized or resident in a country or territory that is the subject of Sanctions; and the Delek Parties will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(lv) Sales of Reserved Units. The Partnership has not offered, or caused the Representatives to offer, Reserved Units to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership or any of its affiliates to alter the customer’s or supplier’s level or type of business with the any of the Partnership Entities or (ii) a trade journalist or publication to write or publish favorable information about any of the Partnership Entities, or their respective businesses.

(lvi) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Delek Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvii) Private Placement. The issuance of the Sponsor Units to Lion Oil and Delek Marketing, the General Partner Units to the General Partner and the IDRs to the General Partner are exempt from the registration requirements of the 1933 Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Delek Parties has taken or will take any action that would cause the loss of such exemption.

(lviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.

(lix) Offering Materials. None of the Delek Entities has distributed and, prior to the later to occur of the Closing Time or any Date of Delivery and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the 1933 Act, including Rule 134, and in connection with the Reserved Units, the enrollment materials prepared by Merrill Lynch.

(lx) NYSE Listing. The Units have been approved to be listed on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(lxi) FINRA. To the knowledge of the Delek Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of the Delek Parties delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Delek Parties to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Firm Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in Schedule A, that number of Firm Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional Units.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an additional 1,200,000 Common Units, at the price per unit set forth in Schedule A, [less an amount per Unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units]. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be sooner than three full business days nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Firm Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Units, subject, in each case, to such adjustments as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional Units.

(c) Payment. Payment of the purchase price for, and delivery of, the Firm Units shall be made at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, TX 77002 or at such other place as shall be agreed upon by the Representatives and the Partnership, at 10:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from Merrill Lynch to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Option Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Partnership. Each of the Delek Parties, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments on the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, at least one day prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. Such copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Units on the NYSE.

(i) Restriction on Sale of Units. During a period of 180 days from the date of the Prospectus, the Partnership will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, Lion Oil and Delek Marketing) any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to any employee benefit plan of the Partnership or the General Partner referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof or (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement in respect thereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that unless it has or shall have obtained, as the case may be, the prior written consent of the General Partner, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that consent will be deemed to have been given with respect to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Partnership. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company. The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the 1933 Act and (b) completion of the 180-day restricted period referred to in Section 3(i) hereof.

(m) Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) Compliance with FINRA Rules. The Partnership hereby agrees that it will ensure that the Reserved Units will be restricted to the extent and as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Partnership as to which persons will need to be so restricted. At the request of the Underwriters, the Partnership will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Partnership release, or seek to release, from such restrictions any of the Reserved Units, the Partnership agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show (and the Underwriters will pay 50% of the cost of such aircraft or other transportation), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Units (not to exceed $20,000), (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Units which are designated by the Partnership for sale to Invitees; and except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of the Common Units by any Underwriter, 50% of the cost of aircraft and other transportation chartered in connection with the roadshow, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the roadshow and other presentations to prospective purchasers of the Common Units.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l) or Section 9(a)(ii) or Section 10 hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership contained herein or in certificates of any officer of the Partnership or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto will have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus will have been issued and no proceedings for any of those purposes will have been instituted, will be pending or, to the Partnership’s knowledge, contemplated; and the Partnership will have complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for the Delek Parties. At the Closing Time, the Representatives shall have received the opinions, each dated the Closing Time, of Baker Botts L.L.P., counsel for the Delek Parties, of Quattlebaum, Grooms, Tull & Burrow PLLC, special Arkansas counsel for the Delek Parties, of Bass, Berry & Sims PLC., credit facility counsel for the Delek Parties, and of the General Counsel of the General Partner, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 hereto, respectively.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties of the Delek Parties in this Agreement are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Delek Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Delek Parties, threatened or contemplated.

(e) Chief Financial Officer’s Certificate. At the Closing Time, the Representatives shall have received, in form and substance satisfactory to the Representatives, a written certificate executed by the chief financial officer of the General Partner, dated the Closing Time, the form of which is attached as Exhibit B.

(f) Accountant’s Comfort Letter. The Representatives shall have received from Ernst & Young LLP a letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto.

(g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Delek Parties by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) IPO Transactions. The Delek Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Time, including the closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to initial funding by the administrative agent and/or lenders under the Credit Agreement), except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Time on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Delek Parties contained herein and the statements in any certificates furnished by the Partnership Entities hereunder shall be true and correct as of such Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Delek Parties. If requested by the Representatives, the opinion of Baker Botts L.L.P., counsel for the Delek Parties, together with the opinions of Quattlebaum, Grooms, Tull & Burrow PLLC, special Arkansas counsel for the Delek Parties, Bass, Berry & Sims PLC., credit facility counsel for the Delek Parties, and the General Counsel for the General Partner, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Vinson & Elkins LLP, counsel for the Underwriters, dated such Date of

Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such other documents as they may reasonably request.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by written notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Delek Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each affiliate (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) of such Underwriter who has, or who is alleged to have, participated in the distribution of Units, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Delek Parties in connection with the marketing of the offering of the Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Delek Parties (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Delek Parties; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Delek Parties and, Directors and Officers of the General Partner. Each Underwriter severally agrees to indemnify and hold harmless the Delek Parties, each of their directors, each of the officers who signed the Registration Statement, and each person, if any, who controls any Delek Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the most recent preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Delek Parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved Units. In connection with the offer and sale of the Reserved Units, the Delek Parties, jointly and severally, agree to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Units have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Delek Parties for distribution to Invitees in connection with the offering of the Reserved Units or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Units which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Units; provided that no indemnification shall be available under this Section 6(e) for any loss, liability, claim, damage or expense which arises out of the gross negligence or willful misconduct of any of the Underwriters or any of their affiliates.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Delek Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Delek Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Delek Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.

The relative fault of the Delek Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Delek Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Delek Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Delek Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Delek Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Units set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Delek Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Delek Parties and (ii) delivery of and payment for the Units.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units, (ii) if trading in the Units of the Partnership has been suspended or materially limited by the Commission or the NYSE, (iii) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the Defaulted Units and if such non-defaulting Underwriters do not elect to purchase all the Defaulted Units, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Units to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, attention of [—]; notices to the Delek Parties shall be directed to them at 7102 Commerce Way, Brentwood, Tennessee 37027, attention of Kent B. Thomas.

SECTION 12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Partnership Parties acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the initial public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Delek Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Units and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Delek Parties, any of their subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Delek Parties with respect to the offering of the Units or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Delek Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Delek Parties with respect to the offering of the Units except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Delek Parties and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Units and the Delek Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Delek Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Delek Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Delek Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. No Trial by Jury. The Delek Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Delek Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Delek Parties in accordance with its terms.

Very truly yours,

DELEK US HOLDINGS, INC.

By:
Name:
Title:

LION OIL COMPANY

By:
Name:
Title:

DELEK MARKETING & SUPPLY, INC.

By:
Name:
Title:

DELEK LOGISTICS PARTNERS, LP

By:	Delek Logistics GP, LLC its general partner

By:
Name:
Title:

DELEK LOGISTICS GP, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

BARCLAYS CAPITAL INC.

For themselves and as Representative of the

other Underwriters named in Schedule A hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By
Name:
Title:

BARCLAYS CAPITAL INC.

By
Name:
Title:

SCHEDULE A

The initial public offering price per unit shall be $[—].

The purchase price per unit to be paid by the several Underwriters shall be $[—], being an amount equal to the initial public offering price set forth above less $[—] per unit, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units.

Name of Underwriter	Number of Firm Units

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.

Total	8,000,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1.	Firm Units: 8,000,000 Common Units.

2.	Option Units: 1,200,000 Common Units.

3.	The initial public offering price per Common Unit: $[—].

[Preliminary Prospectus dated [            ], 2012

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS INCLUDED IN THE GENERAL DISCLOSURE PACKAGE]

Sch B-1

SCHEDULE B-2

Free Writing Prospectuses

Sch B-2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Ezra Uzi Yemin

Mark B. Cox

Assaf Ginzburg

Frederec C. Green

Harry P. Daily

Kent B. Thomas

[More to come]

C-1